Exhibit 10.1

RSU AND PRSU CANCELLATION AGREEMENT

This RSU and PRSU Cancellation Agreement (this “Agreement”), dated as of April 29, 2026 (the “Effective Date”), is made by and between First American Financial Corporation, a Delaware corporation (the “Company”) and Dennis J. Gilmore, an individual (“Grantee”).

WHEREAS, Grantee was granted 12,980 restricted stock units (the “RSUs”), pursuant to the First American Financial Corporation 2020 Incentive Compensation Plan (the “Plan”) and that certain Restricted Stock Unit Award Agreement, dated June 20, 2025, by and between the Company and Grantee;

WHEREAS, Grantee was granted 12,980 target performance-based restricted stock units (the “PRSUs”), pursuant to the Plan and that certain Performance Restricted Stock Unit Award Agreement, dated June 20, 2025, by and between the Company and Grantee;

WHEREAS, the Company and Grantee wish to cancel the RSUs and PRSUs in exchange for no consideration.

NOW, THEREFORE, the Company and Grantee agree as follows:

1.
RSU and PRSU Cancellation. In accordance with the terms hereof, the RSUs and PRSUs shall be cancelled and forfeited as of the Effective Date, and Grantee shall have no further rights with respect thereto.
2.
Representations and Warranties. Each party hereto represents and warrants to the other party hereto that (i) if such party is not a natural person, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (ii) such party has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions hereby and (iii) the execution and delivery by such party of this Agreement does not conflict with or result in a breach of any provision of the constituent documents of such party (if applicable) or require that such party obtain the consent of any other party or governmental authority.
3.
Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and Grantee and their respective successors, heirs, and legal representatives. Grantee’s signature below on this Agreement affirms that he has read and understands all provisions of this Agreement and that Grantee agrees to comply with all terms hereof.
4.
Entire Agreement. This Agreement constitutes the entire agreement between the Company and Grantee and contains all the agreements between them with respect to the subject matter hereof.
5.
Applicable Law. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to conflicts-of-laws provisions that would give effect to the laws of another jurisdiction.
6.
Further Assurances. The parties hereto shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto shall cooperate affirmatively with the other parties hereto, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.

7.
Amendment; Waiver. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties hereto. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
8.
Counterparts; Electronic Transmission. This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which, together, will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including in PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.

Remainder of page intentionally left blank; signature page follows.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

FIRST AMERICAN FINANCIAL CORPORATION

By: /s/ Dennis J. Gilmore

Name: Dennis J. Gilmore

Title: Grantee

[Signature Page to RSU and PRSU Cancellation Agreement]